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                                                                    Exhibit 10.3

                            Paramount's Kings Island

                                      Taxi
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                           CONCESSION LEASE AGREEMENT

      This Agreement, made and entered into this 15th day of February, 2000, by and between PARAMOUNT PARKS INC., a Delaware corporation (herein called "Paramount") and RX TECHNOLOGIES (herein called "Lessee").

                              W I T N E S S E T H:

      In consideration of the mutual covenants, terms, provisions and conditions herein contained, the parties hereto represent, warrant and agree as follows:

                                    ARTICLE I

                                LICENSE AND TERM

      Paramount owns and operates a theme park known as Paramount's Kings Island (the "Park") located in King's Island, Ohio.

      Paramount hereby licenses to Lessee, and Lessee hereby licenses from Paramount, the premises in the Park described in Exhibit A attached hereto (herein called "Premises") together with ingress and egress for a period commencing as of 1 April 2000 and ending 1 November 2000, which period is herein called the "term" of this Lease Agreement.

      Except as specifically set forth herein, no easements, appurtenances, hereditaments, or other rights or interests whatsoever, are licensed or otherwise granted hereby in the Park.

                                   ARTICLE II

                                 USE OF PREMISES

      Lessee shall operate four (4) locations (herein called "Exhibit") on the Premises for the purpose of producing and selling photographs of guests, as well as providing the service of transmitting those pictures via e-mail, at the Beast, Vortex, Outer Limits, and Taxi Jam rides as further set forth and described on Exhibit A hereto. Lessee may not use the Premises for any other purpose or conduct without the prior written consent of Paramount.

      In case any doubt arises regarding the proper use of the Premises, Lessee will submit a request in writing to Paramount for an interpretation and determination of its rights under this Article. Paramount's decision thereon in


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writing, based upon the operating plans and policies of the Park and based upon the description of Lessee's Exhibit hereunder, shall be final; provided that such determination shall be in the sole discretion of Paramount. Lessee shall not take any action without receiving, or in contravention of, such determination.

      All items to be sold or given away and all items used in the preparation of items so sold or given away at Lessee's Exhibit shall be of the highest quality. Paramount reserves the right to prohibit Lessee from distributing items which are not, in its sole discretion, of the highest quality or the distribution of which, in its sole discretion, is not consistent with the reputation of the Park.

      All items sold by Lessee at the Park shall be sold at prices mutually agreed upon by Paramount and Lessee.

                                   ARTICLE III

                    CONSTRUCTION AND INSTALLATION OF EXHIBIT

      Lessee shall plan, install and erect any additions to and improvements upon the Premises required for the Exhibit. Such improvements shall be of the highest quality, of sound and safe structure, and in accordance with the policies, motifs, designs, and overall planning for the Park and the particular theme areas thereof in which such improvements shall be installed. Improvements made by Lessee shall be subject to Paramount's prior written approval.

      Lessee agrees to promptly reimburse Paramount for all construction costs incurred based on cost estimate mutually agreed upon by both parties.

      Lessee agrees to incorporate to Paramount's satisfaction and at its own cost new technology into the Exhibit as it becomes available in order to maximize revenues.

                                   ARTICLE IV

                TITLE TO TRADE FIXTURES, IMPROVEMENTS, EQUIPMENT

      Any improvements, other than trade fixtures installed on the Premises by Lessee with Paramount's prior approval, made on or to the Premises, shall, upon termination of this Lease Agreement, become a part of the Premises, title to which shall be vested in Paramount. Upon the termination of this Lease Agreement, Lessee shall have the right to remove all trade fixtures installed by Lessee, title to which it has retained, from the Premises and shall, at its expense,


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repair and restore the Premises (including all improvements thereto) to the same condition as before such fixtures were installed, ordinary wear and tear excepted.

                                    ARTICLE V

                                   ALTERATIONS

      Paramount reserves the right to make any changes, alterations, improvements or additions near or around the Premises. Such changes may include changes in the exterior design of any structures and changes in location of streets, sidewalks and other outdoor facilities. Lessee shall not be entitled to any damages or compensation on account of any of the foregoing.

      Lessee shall make no alterations, additions or improvements to the Premises or any structures thereon or add any improvements or equipment without the prior written consent of Paramount.

                                   ARTICLE VI

                               ACCESS OF PARAMOUNT

      Paramount, its agents and employees retain the right to enter upon and inspect all portions of the Premises and Exhibit at any reasonable time. In the event entry is necessary and Lessee is not present to permit such entry, Paramount may enter the Premises, forcibly or otherwise, without rendering itself or its agents or employees liable to any claim or cause of action for damages, except as provided below, and without affecting the obligations and covenants of this Lease Agreement. In the event Paramount's action causes damage to Lessee's property upon the Premises, Paramount shall repair or replace such damaged property unless such action was necessitated by Lessee's negligence or willful misconduct.

      Paramount shall have the right to enter upon the Premises to accomplish such work as may be necessary to preserve the walls, structure, or other parts of the Premises or its contents from damage.


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                                   ARTICLE VII

                              REPAIRS; MAINTENANCE

      Paramount shall keep and generally maintain buildings and equipment on the Premises in good condition and repair, keeping and maintaining the same in a safe, sanitary and workable condition. Lessee shall, at its expense, maintain all trade fixtures in a safe, sanitary and workable condition.

                                  ARTICLE VIII

                                    UTILITIES

      Paramount shall provide all water and electricity required to operate the Exhibit during the term of this Lease Agreement, provided that Paramount shall not be responsible if circumstances beyond its control result in any disruption in such services.

      Lessee shall pay for administrative (support) services, which include, but are not limited to, long distance telephone service, faxes and copying.

                                   ARTICLE IX

                          PAYMENT AND FINANCIAL REPORTS

      In consideration of the license and use of the Premises and the mutual covenants, terms and provisions contained in this Lease Agreement, Paramount shall be entitled to an amount equal to forty-five (45%) of Lessee's gross sales at the park during the term of this lease agreement. Gross sales shall include all monies and other things of value received by or paid to Lessee.

      In determining gross receipts from the Exhibit's sales, there shall not be included therein the amount of any sales tax, dishonored checks, credit card charge backs or refunds made in the ordinary course of business. Paramount shall remit any sales tax collected on sales of the Exhibit to the proper taxing authority.

      All sales made by Lessee at the Park shall be rung on a cash register specified by Paramount and provided by Lessee. Lessee shall deliver all receipts to the Park's Accounting Department at the close of each business day. On a weekly basis and in accordance with the Park's general accounting schedule, Paramount shall remit to Lessee, Lessee's


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share of the gross receipts made by Lessee less any amount owed to Paramount hereunder. Any shortage of gross receipts shall be the responsibility of Lessee.

      Paramount and its accountants shall have full access at reasonable times to examine the books, cash registers, accounts, vouchers, working papers and other records of Lessee pertaining to the operation of the Exhibit for the purpose of checking and/or verifying the gross receipts of the Exhibit and any other information pertinent to this Lease Agreement.

                                    ARTICLE X

                              OPERATION OF EXHIBIT

      Lessee shall operate its Exhibit using its best efforts, skill and diligence in the conduct of its business, and Lessee shall maintain sufficient materials, supplies and merchandise in stock, an adequate sales force, and regulate its employees and servants so that they will be courteous and helpful to the public. Paramount shall have the right to participate in the operation of the Exhibit to the extent it deems necessary to ensure the quality of the operation.

      Lessee shall provide and employ the operating personnel to operate the Exhibit, and Paramount and Lessee shall mutually determine the number of personnel necessary to adequately operate the Exhibit. Lessee and Paramount shall mutually determine the special skills required, if any, for such personnel. Lessee agrees to train and supervise such personnel. Such personnel shall be employed by Lessee. Paramount will attempt to inform Lessee of all pertinent laws and regulations (labor and general), both Federal and State, applicable to the Exhibit, provided that Paramount shall assume no obligation or responsibility for Lessee's compliance with such laws or regulations regardless of whether Paramount has or has not so informed Lessee. Lessee agrees to abide by all such laws and regulations.

      Lessee shall keep the Exhibit fully open for business during every day of the week, including Sundays and legal holidays, in accordance with the hourly and daily schedule of the Park to be issued by Paramount; Lessee shall operate the Exhibit during the hours and on the days set forth in said schedule as issued from time to time.

      Lessee shall keep upon the Premises at all reasonable times at least one qualified representative, authorized to represent and act for Lessee in matters pertaining to the operation of, or other questions arising in connection with, the Exhibit and Premises and shall keep Paramount informed in writing of the identity of such persons. In the event


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Paramount so requests, Lessee shall promptly replace its qualified representative with another individual reasonably suitable to Paramount.

      Lessee and Paramount shall mutually agree upon costumes for all line personnel. If the costumes are provided by Paramount, Lessee shall reimburse Paramount for any loss of or damage to the costumes during the operating seasons, ordinary wear and tear excepted. Lessee agrees to have its management personnel and qualified representatives dress in the manner appropriate to the Park's image.

      Lessee agrees to have all personnel abide by Paramount's employment policies, a copy of which will be provided to Lessee.

      Lessee agrees not to employ nor seek to employ, directly or indirectly, any employee of Paramount within 90 days of that employee's termination, without the prior written consent of Paramount. If Lessee breaches this provision, Lessee agrees to pay Paramount liquidated damages in the amount of twice the annual salary of the employee (while employed by Paramount). Any former Paramount employee hired by Lessee to operate the Exhibit must have a satisfactory rehire status from Paramount.

      The parties acknowledge that the equipment provided under this Lease Agreement shall, at all times, be in the care, custody and control of Lessee. Consistent with same, Lessee, at all times shall assume full responsibility and liability for said equipment.

                                   ARTICLE XI

                          ADVERTISING, PUBLICITY, SIGNS

      Lessee shall not have the right to use, and shall not use, in any way or for any purpose, the names or any similar name nor any characters, designs, symbols, representations, figures, drawings, ideas, or other matter or materials developed, held or owned by Paramount, except that during the term of this Lease Agreement Lessee may use photographs or other representations of the Exhibit or of the Park in connection with advertising or publicity; provided, however, that Paramount shall have the right to approve any such photographs or representations as set forth below. Prior to the exercise of any right set forth in this Article, Lessee shall submit to Paramount all advertising copy, all data in connection with its advertising programs, all art work and all other advertising or promotional material together with a statement as to the use of which the same will be put and the media through which, and the period of time during


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which, it will be exhibited, distributed, and displayed. Lessee shall not use any of the same without first obtaining in writing in each and every case the specific approval of Paramount. Lessee shall affix any and all copyright notices required by law in connection with the exercise of any rights set forth in this Article.

                                   ARTICLE XII

                                    INSURANCE

      Lessee shall, throughout the term of this Lease Agreement, maintain at its own cost an insurance policy or policies indemnifying and holding harmless Paramount, its officers, agents and employees from, for and against any loss or liability whatsoever incurred as a result of any event occurring upon the Premises or occurring by reason of Lessee's operations from or occupancy of the Premises, whether such event, in the latter case, occurs on or off the Premises. Paramount shall be named an additional insured in said policy or policies.

      Said policies shall be written by responsible insurance companies satisfactory to Paramount, and shall have minimum comprehensive general liability limit for Product/Completed operations and for bodily injury of $l,000,000 each occurrence and $1,000,000 each aggregate; property damage limit of $l00,000 each occurrence and $100,000 each aggregate; a minimum comprehensive automobile liability limit of $250,000 each person and $250,000 each occurrence; and minimum property damage limit of $l00,000 each occurrence. Policies will provide written notice to Paramount of cancellation or of any material change in said policy 30 days in advance of the effective date thereof.

      Lessee shall also insure any improvements and equipment it adds to the Premises, and its contents, in accordance with standard fire and extended coverage insurance policies then in effect for similar businesses, the proceeds of which shall be payable to Paramount and Lessee in proportion to their respective interests.

      Lessee shall provide statutory Workman's Compensation Insurance, Social Security, Unemployment Insurance, and such other benefits as may be required by law to its employees. Lessee shall submit evidence thereof to Paramount and display such certificates on the Premises as may be required by law.

                                  ARTICLE XIII

                              TAXES AND ASSESSMENTS


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      Paramount shall pay all real estate taxes, assessments, or levies against the real property upon which the Premises is situated and shall be responsible for the conformance of such improvements to all applicable laws and regulations. Lessee shall pay all other taxes, licenses and permit fees in connection with the Premises and operation of the Exhibit.

                                   ARTICLE XIV

                              RULES AND REGULATIONS

      Lessee shall comply with and shall cause its agents, employees, invitees, guests and licensees to comply with such Rules and Regulations as may be from time to time published by the Park and/or Paramount.

      Lessee shall at all times during the term of this Lease Agreement keep a copy of such Rules and Regulations posted in a conspicuous place on the Premises. Lessee shall at all times during the term of this Lease Agreement, and shall cause its agents, employees, invitees, guests and licensees, to comply with and abide by the Park's safety procedures and all aforementioned persons will be under jurisdiction of the Park's Safety Manager.

                                   ARTICLE XV

                            VEHICLE TRAFFIC, PARKING

      Paramount shall regulate all traffic within the Park including the operation and parking of vehicles of Lessee, its invitees, licensees and patrons. Paramount shall specify from time to time in its Rules and Regulations the regulations pertaining to the foregoing. Paramount shall provide Lessee ingress and egress to Lessee's designated receiving door for the purpose of receiving and shipping merchandise in such manner and at such times as Paramount may reasonably determine. All vehicles entering the Park shall be subject to inspection by the Park's Security Department. All vehicles delivering merchandise on Park's property will be issued a gate pass and shall be required to stop at the receiving department for vehicle inspection prior to leaving the Park. The gate pass must be stamped by the receiving department and returned to the security gate for exit clearance.

                                   ARTICLE XVI

                      ASSIGNMENT, SUBLEASE, TRANSFER. LIEN


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      Lessee shall not sublicense any part of the Premises, or assign, transfer or encumber in any manner this Lease Agreement or any right, privilege, license or interest conferred hereby.

      Paramount may assign or otherwise transfer this Lease Agreement or any portion hereof from time to time, and such transfer shall bind and inure to the benefit of its successors and assigns. It is agreed that Paramount is contracting the technical skills and expertise of the management and employees of Lessee and any significant change in ownership or management of Lessee shall require the consent of Paramount as if such change constituted an assignment of this Lease Agreement.

      Neither this Lease Agreement, nor any right, privilege, license or interest conferred hereby shall be transferable by operation of law, by reason of any bankruptcy, bankruptcy act, insolvency, receivership proceedings, attachment, execution, other judicial process or sale by or against Lessee, whether any of the same be voluntary or involuntary or judicial proceedings.

      Lessee shall not permit any lien to be imposed upon the Premises or upon any structures or improvements thereon. In the event a lien is imposed, Lessee shall cause it to be discharged promptly. Lessee shall indemnify Paramount for any loss, expense or cost incurred by it in connection with any such lien.

      Paramount retains the right to create, or permit mortgages, trust deeds, or other encumbrances to be imposed against and upon the Premises, any improvements thereon or interests therein, except against property owned by Lessee, which encumbrances, including principal, interest and costs and expenses in connection therewith, shall be prior to and superior to the interest of Lessee hereunder, and Lessee hereby agrees that this Lease Agreement is subject and subordinate to any such mortgage, trust deed or other encumbrance.

                                  ARTICLE XVII

                             INDEMNITY OF PARAMOUNT

      Lessee, for itself and on behalf of its officers, directors, employees and agents shall forever hold harmless Paramount (as used in this Article XVII, Paramount shall include its parent corporation and affiliated companies and their respective officers, directors, employees, affiliates, and agents) and shall indemnify and defend Paramount against and from any and all liabilities, claims, penalties, forfeitures, suits, damages, losses, actions, judgments and all costs and expenses incident thereto, including, without limitation, reasonable fees and disbursements of attorneys or


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consultants, arising, directly or indirectly, out of, in connection with or upon the Premises, or the use or occupancy thereof or in the operation of the Exhibit, except any of the foregoing caused by the willful misconduct or gross negligence of Paramount.

                                  ARTICLE XVIII

                              COMPLIANCE WITH LAWS

      Lessee shall conduct itself, its business on the Premises and maintain the Premises and Exhibit in compliance with all applicable federal, state and local statutes, laws, ordinances, regulations, rules and any other legal requirements, including, without limitation, the provisions of all federal, state and local health, safety, transportation, and environmental laws and regulations, and shall obtain all necessary permits, licenses and other consents necessary in connection with the operation of the Exhibit. Lessee shall at all times be responsible for the protection of persons and property and for maintaining appropriate precautions and programs in connection with the operation of the Exhibit.

                                   ARTICLE XIX

                       DAMAGE AND DESTRUCTION OF PREMISES

      In the event the Premises are destroyed, or the Park closed because of any governmental action, whether legislative, judicial or executive, war, civil disturbance, Act of God, fire, strike or other labor difficulty, except if caused by Lessee, its officers, agents, employees, invitees, licensees or patrons, and except if the same arose upon, or in connection with use of, the Premises, the obligations of both parties to this Lease Agreement shall be suspended during the period while the Premises are unusable and resume thereafter. No compensation or claim whatsoever will be paid or payable by Paramount by reasons of any loss or liability arising out of the foregoing. If the Premises are destroyed or damaged by Lessee, its agents, employees, invitees, licensees or patrons, Lessee shall be responsible for the costs incurred by Paramount in repairing and restoring the Premises.

                                   ARTICLE XX

                                  DAMAGE WAIVER


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      Lessee hereby expressly waives all claims of whatever nature for any or all loss or damage sustained by reason of any defect, deficiency, failure or impairment of any services to or in the Premises, including but not limited to the water supply system, heating system, wires leading to or inside the Premises, gas or electric or telephone which may occur from time to time from any cause. Lessee hereby expressly releases and discharges Paramount, its officers, agents, and employees from all demands, claims, judgments and causes of action arising from any matter mentioned above in this Article.

                                   ARTICLE XXI

                              SURRENDER OF PREMISES

      Upon completion of term of this Lease Agreement, or upon early termination thereof for any reason whatsoever, Lessee shall peaceably and quietly surrender and deliver possession of the Premises to Paramount in good condition, ordinary wear and tear permitted. If Paramount is due any monies, Paramount has the right to withhold the equipment until said monies are paid in full. Otherwise, Paramount will release and return (at Lessee's expense) all equipment remaining on-site owned by Lessee.

                                  ARTICLE XXII

                                     NOTICES

      All notices required or permitted to be given hereunder shall be in writing, shall be effective upon receipt, and shall be delivered in person or sent by Federal Express or similar courier or by United States mail, with postage thereon prepaid, certified, addressed to Paramount Parks, Attention: Tim
V. Fisher, Executive Vice President and General Manager, Paramount's Kings Island, 6300 King's Island Drive, King's Island, Ohio 45034; with a copy to Paramount Parks Inc., 8720 Red Oak Blvd., Suite 315, Charlotte, NC 28217,
Attention: General Counsel and to Lessee at Attention: Rex Gay, P.O. Box 9112, Mandeville, LA 70470-9112.


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                                  ARTICLE XXIII

                                ENTIRE AGREEMENT

      This Lease Agreement constitutes the entire agreement between the parties and supersedes all agreements previously executed between the parties. This Lease Agreement may not be modified except by written instrument executed by the parties hereto.

                                  ARTICLE XXIV

                                     WAIVER

      Waiver, whether by omission, commission or otherwise, at any time or from time to time, of a partial or total breach of any of the terms, conditions or covenants of this Lease Agreement shall not be deemed a waiver of any subsequent breach of the same or any other term, condition or covenant. Receipt by Paramount of payment from Lessee with or without knowledge of a breach of any term, condition or covenant hereof, shall not be deemed a waiver of such breach, nor shall failure to exercise any right hereunder by Paramount be deemed a waiver of such breach.

                                   ARTICLE XXV

                             RELATIONSHIP OF PARTIES

      The relationship between the parties hereto is that of Lessor and Lessee and of independent contracting parties, and is not, and shall not be deemed to be, any other relationship, including without limiting the generality thereof, that of joint venturers, partners or principal and agent.

                                  ARTICLE XXVI

                                 APPLICABLE LAW

      This Lease Agreement is to be construed in accordance with the applicable laws and rules of the state of Ohio.

                                  ARTICLE XXVII


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                                  SEPARABILITY

      In the event any term, provision, clause, article, condition or other portion of this Lease Agreement be held unenforceable, invalid or void, the same shall not affect any other term, provision, clause, article, condition or other portion of this Lease Agreement, but the remainder of this Lease Agreement shall be effective as if such term, provision, clause, article, condition or other portion had not been contained herein.

                                 ARTICLE XXVIII

                                   TERMINATION

      Either party may, in addition to all other legal and equitable remedies available to it, terminate this Lease Agreement in the event the other Party shall fail to perform any of the covenants, terms, or conditions hereof to be performed by such other Party and such nonperformance shall continue for a period of thirty (30) days after notice thereof. In the event such performance cannot be reasonably completed or performed within such thirty (30) day period, the aggrieved Party may terminate this Lease Agreement only if the Party in default shall not in good faith have commenced such performance within such thirty (30) day period, or if commenced, shall not have diligently proceeded therewith to completion.

      Upon notice of termination, this Lease Agreement and the rights granted to Lessee shall terminate immediately as if the giving of such notice were the date fixed for the expiration of the Lease Agreement.

                                  ARTICLE XXIX

                              RELOCATION OF EXHIBIT

      It is recognized that the proper site selection is beneficial to and in the best interests of both parties; provided, however, Paramount shall have the right to relocate the operation of any Exhibit during the term of this Lease Agreement in the event such relocation be in the best interests of the Park. In the event a relocation is necessary, Paramount shall provide Lessee 30 days prior written notice and shall provide a new site of substantially similar quality. The expenses of any such relocation shall be paid by Paramount.

                                   ARTICLE XXX


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                            AGREEMENT NOT TO COMPETE

      Lessee hereby expressly agrees that during the term of this Lease Agreement or any extension thereof, Lessee shall not, directly or indirectly, sell or assist in the sale of same or similar product(s) as sold in the Park within a 50-mile radius of the Park during the operating season of the Park, except as otherwise agreed to in writing by Paramount.

                                  ARTICLE XXXI

                                 CONFIDENTIALITY

      In the event either party receives any confidential information, such party agrees to hold such information in confidence until such time as it is made available to the public with the consent of such other party. In no event shall either party release to any third party any terms or conditions of this Lease Agreement without the written consent of the other party. This paragraph shall survive termination of this Lease Agreement.

                                  ARTICLE XXXII

                            ENVIRONMENTAL PROVISIONS

      Lessee shall keep the Premises and Exhibit free from accumulation of any hazardous, solid, special or toxic wastes or substances, chemicals, cleaning substances and/or other materials (collectively "Materials") and, upon termination of this Lease Agreement, shall remove all Materials used, handled or generated by its operations/activities from the Premises.

      Lessee shall assume legal title and liability for the handling, transporting, storing, treating, disposing, and other future management (collectively "Management") of any Materials used, handled or generated by Lessee in connection with this Lease Agreement. Lessee shall at its sole cost undertake proper Management of the Materials.

      Lessee shall, at its sole cost: (i) obtain and comply with all permits, licenses, registrations, authorizations and approvals -- including without limitation air permits, wastewater (NPDES) permits, EPA generator identification number -- required for the operation of the Exhibit (collectively "Permits"),
(ii) properly complete any manifests, waste profiles, and similar documents required for the Management of Materials (collectively "Manifests"), (iii) shall provide copies, with all required signatures, of any and all Permits and Manifests to Paramount, and (iv) coordinate all Management of Materials with Paramount's Loss Prevention Office.


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

      Lessee shall provide to Paramount emergency telephone number(s) and contact person(s), on a 24-hour basis.

      Lessee shall assign personnel to perform the Management of Materials who are fit, qualified and competent to properly perform their assigned tasks, and Lessee shall properly supervise such personnel. Lessee shall promptly remove and replace any person not so fit, competent and qualified upon Paramount's request.

      Notwithstanding anything herein to the contrary, Lessee shall use transportation, treatment, storage and/or disposal companies and/or facilities that have valid and effective Permits required under all applicable federal, state and local laws, regulations, rules, ordinances or orders necessary to allow such facilities to transport, accept, store, treat, process, or dispose of the Materials. Neither Lessee nor any transportation, treatment, storage, or disposal company and/or facility used by Lessee shall be in violation of any terms or conditions of such Permits.

      Lessee shall, at its sole cost: (a) keep and maintain secondary containment for all Materials stored on the Premises, (b) erect a seismic bracing for any Materials located on shelves throughout the Premises, (c) ensure that all employees who work with any Materials receive the appropriate OSHA training, and (d) provide documentation to Paramount of all OSHA training.

                                 ARTICLE XXXIII

                              YEAR 2000 COMPLIANCE

      Lessee warrants that the Exhibit has been designed or modified and fully tested in such a manner that the Exhibit will not generate any invalid and/or incorrect date-related results or cause any of the problems commonly referred to as "Year 2000 problems" and will, without interruption or manual intervention, continue to operate consistently, predictably and accurately and in accordance with all of the requirements of this Agreement, including without limitation, meeting all specifications and/or functionality and performance requirements, when used during any year prior to, during or after the calendar year 2000.

                                  ARTICLE XXXIV


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                                EQUAL OPPORTUNITY

      The parties hereto agree that they will not engage in any discriminatory practices based on race, color, sex, age, religion, national origin, sexual orientation or physical or mental disability and that they will comply with all applicable provisions of Executive Order 11246, The Vietnam Era Veterans Readjustment Act of 1974 and The Rehabilitation Act of 1973, and of the rules, regulations and relevant orders issued pursuant thereto including, without limitation, the applicable provisions of 41 CFR 60-1.4, 60-250 and 60-741.4, which are incorporated herein by reference.

      IN WITNESS WHEREOF, the parties hereto have hereunto set their hands the day and year first above written.

                                         RX TECHNOLOGIES

                                         By: /s/ Donald Rex Gay
                                             -------------------------------
                                             Name: Rex Gay
                                            Title: President
                                                   RX Technologies


                                         PARAMOUNT PARKS INC.

                                         By: /s/ Tim V. Fisher
                                             -------------------------------
                                             Name: Tim V. Fisher
                                             Title: Executive Vice President and
                                                    General Manager
                                                    Paramount's Kings Island


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                                    EXHIBIT A

                      ATTACHMENT TO LEASE AGREEMENT BETWEEN

                        PARAMOUNT PARKS INC. (LESSOR) AND

                            RX TECHNOLOGIES (LESSEE)

                             DESCRIPTION OF EXHIBIT

Lessee shall operate four (4) location to be located at the Beast, the Vortex, Outer Limits, and the Taxi Jam rides. Lessee shall produce and sell photos of guests on these rides as well as providing the service of sending those pictures via e-mail. Lessee shall provide all equipment and supplies to insure a quality product to Park guests.


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                                   ADDENDUM A

                       ADDENDUM TO LEASE AGREEMENT BETWEEN

                        PARAMOUNT PARKS INC. (LESSOR) AND

                            RN TECHNOLOGIES (LESSEE)

o Paramount shall be permitted, but not required, to pay invoices which are the responsibility of Lessee and to deduct same from amounts due Lessee when, to do so, in Paramount's sole judgment, is necessary to protect the good name and reputation of Paramount.

o As required in Article XII, Lessee shall insure all improvements and equipment it adds to the premises, and its contents (including inventory, office equipment, etc.) in accordance with standard fire and extended coverage insurance policies, the proceeds of which will be payable to Paramount and Lessee in proportion of their interests.

o Lessee acknowledges that all employees used to operate the Exhibit are Lessee's employees as stipulated in Article X. Lessee warrants that required taxes, withholding, etc. will be paid on these employees.

o The failure of either Party to insist upon a strict performance of this Lease Agreement, or any of the terms and conditions thereof, shall not be deemed a waiver of any rights or remedies that such Party may have and shall not be deemed a waiver of any subsequent breach or default in any of such terms and conditions.


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

                                   ADDENDUM B

                       ADDENDUM TO LEASE AGREEMENT BETWEEN

                        PARAMOUNT PARKS INC. (LESSOR) AND

                            RN TECHNOLOGIES (LESSEE)

CREDIT CARD SALES - Lessee may make sales utilizing Paramount's Credit Card accounts (presently VISA, MASTER CARD, and DISCOVER), however, it is understood that all credit charges are for Lessee's account only. In other words, Paramount will receive as rent the percentage specified herein and all credit charges (including charge backs, dealer discount*, etc.) will be deducted from Lessee's share of revenue.

      Cash register shortages (not errors), if any, are for Lessee's account only and do not affect the rent paid to Paramount.

* Credit card companies charge a percentage of their individual charge ticket value for the privilege of using their card. That fee is referred to above as "discount". In cases where Lessee utilizes all or more than one of the cards a blended rate may be used.


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